                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)

                                                         Fiscal Years Ended June 30
                                                    1996           1995           1994
                                                 ----------     ----------     ----------

     Primary
     -------

     Net Income ............................     $    2,878     $    7,318     $    3,929
                                                 ==========     ==========     ==========


     Weighted Average Shares Outstanding ...      7,775,391      7,616,437      6,387,763

     Incremental Shares from Assumed
       Exercise of Stock Options ...........        113,954        277,744        503,270
                                                 ----------     ----------     ----------

     Total Shares ..........................      7,889,345      7,894,181      6,891,033
                                                 ==========     ==========     ==========


     Primary Per Share Amounts
     -------------------------

     Net Income ............................           0.36           0.93           0.57
                                                 ==========     ==========     ==========


     Fully Diluted *
     -------------

     Net Income ............................          2,878          7,318          3,929
                                                 ==========     ==========     ==========


     Weighted Average Shares Outstanding ...      7,775,391      7,616,437      6,387,763

     Incremental Shares from Assumed
       Exercise of Stock Options ...........        113,954        277,744        634,580
                                                 ----------     ----------     ----------

     Total Shares ..........................      7,889,345      7,894,181      7,022,343
                                                 ==========     ==========     ==========


     Fully Diluted Per Share Amounts
     -------------------------------

     Net Income ............................     $     0.36     $     0.93     $     0.56
                                                 ==========     ==========     ==========

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.
